UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 9, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01

Regulation FD Disclosure.

Goldrich Mining Company (the “Company) announced the 2018 budget for its Chandalar placer mine (“Chandalar”) in Alaska, as provided by our joint-venture partner NyacAU, LLC (“NyacAU”).

The Chandalar mine is owned by Goldrich NyacAU Placer, LLC (“GNP”), a joint venture between Goldrich and NyacAU, to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU acts as project manager.

The budget information provided by NyacAU to Goldrich is required under the terms of the GNP Operating Agreement. NyacAU has not provided Goldrich the supporting documents for GNP’s budget and Goldrich has not reviewed the detailed assumptions and calculations used to prepare the budget.

The GNP budget states it is based on the plant running for 100 days at 20 hours per day. Subject to weather, the plant normally runs from June to mid-September of each year. In 2017, the plant ran from approximately June 1st to September 27th.

In addition to plant production days, the GNP budget anticipates a winter trail to transport additional equipment and supplies from February through approximately mid-April as well as winter mining crews to strip overburden. Included in the equipment GNP plans to transport are six additional haul trucks which will expand the total number of haul trucks at site from 12 to 18.

The GNP budget provided to Goldrich estimates total 2018 production will be approximately 21,000 ounces of fine gold and gives the following budget information:

	Actual* ($000)			Budget**
	2015	2016	2017	2018
Revenue	$4,308	$10,688	$15,558	$26,442

Cost of Sales	$9,232	$7,616	$11,138	$12,289
Operating Expenses	$1,104	$961	$958	$941
Depreciation/Amortization	$8	$104	$119	$17
Other Income (Expenses)	$1,068	$1,267	$887	$158
Mining Taxes & Royalties	$-	$67	$249	$1,304
	$11,412	$10,015	$13,351	$14,709

Net Income (Loss)	$(7,104)	$673	$2,207	$11,733

Ounces of fine gold produced	3,827	8,226	12,340	21,154

*Final numbers may change as Goldrich and NyacAU are currently in arbitration concerning certain accounting and expense items. Also, numbers shown above for 2017 will change as they include estimates for the last quarter of the year.

** Revenue is based on a gold price of $1,250 per ounce of gold.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, January 8, 2018.*

       * Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: January 9, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer